BYLAWS

OF

APPLIED MATERIALS, INC.
(a Delaware corporation)

(Amended to June  22,  2000)

ARTICLE I OFFICES          1

1.1 Registered Office         1

1.2 Other Offices          1

ARTICLE II STOCKHOLDERS         1

2.1 Place of Meetings         1

2.2 Annual Meeting          1

2.3 Special Meeting          1

2.4 Notice of Stockholders' Meetings       2

2.5 Advance Notice of Stockholder Nominees       2

2.6 Manner of Giving Notice; Affidavit of Notice      2

2.7 Quorum           2

2.8 Adjourned Meeting; Notice        3

2.9 Conduct of Business         3

2.10 Voting           3

2.11 Waiver of Notice         3

2.12 Record Date for Stockholder Notice; Voting; Giving Consents    3

2.13 Proxies           4

ARTICLE III DIRECTORS         4

3.1 Powers           4

3.2 Number of Directors         4

3.3 Election, Qualification and Term of Office of Directors     4

3.4 Resignation and Vacancies        4

3.5 Place of Meetings; Meetings by Telephone      5

3.6 Regular Meetings         5

3.7 Special Meetings; Notice        6

3.8 Quorum           6

3.9 Waiver of Notice         6

3.10 Board Action by Written Consent Without a Meeting     6

3.11 Fees and Compensation of Directors       6

3.12 Approval of Loans to Officers        7

3.13 Removal of Directors         7

3.14 Chairman of the Board of Directors       7

3.15 Retirement of Directors.        7

ARTICLE IV COMMITTEES         7

4.1 Committees of Directors         7

4.2 Committee Minutes         7

4.3 Meetings and Action of Committees       8

ARTICLE V OFFICERS         8

5.1 Officers          8

5.2 Election of Officers         8

5.3 Appointed Officers         8

5.4 Removal and Resignation of Officers       8

5.5 Vacancies in Offices         9

5.6 Chairman of the Board         9

5.7 President          9

5.8 Senior Vice Presidents and Vice Presidents      9

5.9 Secretary          9

5.10 Chief Financial Officer         9

5.11 Representation of Shares of Other Corporations      10

5.12 Authority and Duties of Officers       10

ARTICLE VI RECORDS AND REPORTS        10

6.1 Maintenance and Inspection of Records       10

6.2 Inspection by Directors         11

ARTICLE VII GENERAL MATTERS         11

7.1 Execution of Corporate Contracts and Instruments     11

7.2 Stock Certificates; Partly Paid Shares       11

7.3 Special Designation on Certificates       12

7.4 Lost Certificates         12

7.5 Construction; Definitions        12

7.6 Dividends          12

7.7 Fiscal Year          12

7.8 Seal           12

ARTICLE VIII AMENDMENTS         12

8.1 Amendments          12

BYLAWS

OF

APPLIED MATERIALS, INC.

ARTICLE I

OFFICES

 1.1 Registered Office.  The registered office of the corporation in the State of
Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington,
County of New Castle.  The name of the registered agent of the corporation at such location is
The Corporation Trust Company.

 1.2 Other Offices.  The corporation may also have offices
at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

 2.1 Place of Meetings.  Meetings of stockholders shall be held at such place, either, within or without the State of Delaware, as may be designated by the board of directors.  In the absence of any such designation, stockholders' meetings shall be held at the corporation's principal executive offices.

 2.2 Annual Meeting.  The annual meeting of stockholders
shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected and any other proper business may be transacted.

 2.3 Special Meeting.  Special meetings of the stockholders
may be called at any time by the board of directors, or by the chairman of the board, or by the president of the corporation.

 If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.  If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

 2.4 Notice of Stockholders' Meetings.  All notices of
meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

 2.5 Advance Notice of Stockholder Nominees.  No nominations for director of the corporation by any person other than the board of directors shall be presented to any meeting of stockholders unless the person making the nomination is a record stockholder and shall have delivered a written notice to the secretary of the corporation no later than the close of business forty-five days prior to the month and day of mailing the prior year's proxy statement.  Such notice shall (i) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate Rules and
Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (ii) shall include the duly executed written consent of such nominee to serve as director if elected.

 No proposal by any person other than the board of directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless the person advancing such proposal shall have delivered a written notice to the secretary of the corporation no later than the close of business forty-five days prior to the month and day of mailing the prior year's proxy statement.  Such notice shall set forth the name and address of the person advancing the proposal, any material interest of such person in the proposal, and such other information concerning the person making such  proposal and the proposal itself as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal.

 2.6 Manner of Giving Notice; Affidavit of Notice.  Written
notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

 2.7 Quorum.  The holders of a majority of the stock issued
and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  Except as otherwise required by law, the certificate of incorporation or these bylaws, the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

 2.8 Adjourned Meeting; Notice.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

 2.9 Conduct of Business.  The chairman of any meeting of
stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

 2.10 Voting.  Except as may be otherwise provided in the
certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.  Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

 2.11 Waiver of Notice.  Whenever notice is required to be
given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

 2.12 Record Date for Stockholder Notice; Voting; Giving
Consents.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

 If the board of directors does not so fix a record date:

 (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

 (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

 A determination of stockholders of record entitled to notice of or to vote at a meeting of

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

 2.13 Proxies.  Each stockholder entitled to vote at a
meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

ARTICLE III

DIRECTORS

 3.1 Powers.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors, except as otherwise provided in the General
Corporation Law of the State of Delaware or in the certificate of incorporation.

 3.2 Number of Directors.  The board of directors shall
consist of ten (10) persons until changed by a proper amendment of this Section 3.2.

 No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

 3.3 Election, Qualification and Term of Office of
Directors.  Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders.  Directors need not be stockholders.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

 Elections of directors need not be by written ballot.

 3.4 Resignation and Vacancies.  Any director may resign at
any time upon written notice to the attention of the secretary of the corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

 Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

 Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

 If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the
Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

 If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as
applicable.

 The stockholders may elect a director at any time to fill any vacancy not filled by the directors.

 If a vacancy is the result of action taken by the shareholders under Section 3.13 of these bylaws, then the vacancy shall be filled by the holders of a majority of the shares then entitled to vote at an election of directors.

 3.5 Place of Meetings; Meetings by Telephone.  The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

 Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

 3.6 Regular Meetings.  Regular meetings of the board of
directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

 3.7 Special Meetings; Notice.  Special meetings of the
board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

 Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation.
If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

 3.8 Quorum.  At all meetings of the board of directors, a
majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum is present.

 A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

 3.9 Waiver of Notice.  Whenever notice is required to be
given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

 3.10 Board Action by Written Consent Without a Meeting.  Any
action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

 3.11 Fees and Compensation of Directors.  The board of
directors shall have the authority to fix the compensation of directors.

 3.12 Approval of Loans to Officers.  The corporation may
lend money to, or guarantee any obligations of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance, or an employee benefit or employee financial assistance plan adopted by the board of directors or any committee thereof authorizing any such loan, guaranty or assistance, may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such a manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

 3.13 Removal of Directors.  Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

 No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

 3.14 Chairman of the Board of Directors.  The corporation
may also have, at the discretion of the board of directors, a chairman of the board of directors who may be considered an officer of the corporation.

 3.15 Retirement of Directors.  No member of the board of
directors shall stand for reelection to membership on the board of directors after attaining age 70.  The provisions of Section 3.15 of these bylaws may be waived under extraordinary circumstances as to specific members by action of the board of directors.

ARTICLE IV

COMMITTEES

 4.1 Committees of Directors.  To the fullest extent provided by law, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not  he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

 4.2 Committee Minutes.  Each committee shall keep regular
minutes of its meetings and report the same to the board of directors when required.

 4.3 Meetings and Action of Committees.  Meetings and
actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and
Section 3.10 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

 5.1 Officers.  The officers of the corporation shall be a president, a chief financial officer (who may be a vice president or treasurer of the corporation) and a secretary.  The corporation may also have, at the discretion of the board of directors, a chairman of the board of directors, one or more senior vice presidents and one or more other officers.  One or more officers may be appointed in accordance with the provisions of
Section 5.3 of these bylaws.  Any number of offices may be held by the same person.

 5.2 Election of Officers.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be elected by the board of directors.

 5.3 Appointed Officers.  The chief executive officer of the corporation, or such other officer as the board of directors shall select, may appoint, or the board of directors may appoint, such officers and agents of the corporation as, in his or their judgment, are necessary to conduct the business of the corporation.  Each such officer shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors or the chief executive officer may from time to time determine.

 5.4 Removal and Resignation of Officers.  Any officer may
be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer elected by the board of directors, by the chief executive officer or such other officer upon whom such power of removal may be conferred by the board of directors.

 Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

 5.5 Vacancies in Offices.  Any vacancy occurring in any
office of the corporation shall be filled by the board of directors, except for vacancies in the offices of subordinate officers which may be filled pursuant to Section 5.3 hereof.

 5.6 Chairman of the Board.  The chairman of the board, if
such an officer be elected, shall, if present, preside at meetings of the board of directors and the stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the board of directors or prescribed by the bylaws.

 5.7 President.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation.  In the absence or nonexistence of a chairman of the board, he shall preside at all meetings of the stockholders and at all meetings of the board of directors.  He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

 5.8 Senior Vice Presidents and Vice Presidents.  In the
absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

 5.9 Secretary.  The secretary shall keep or cause to be
kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

 The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

 The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws.  He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

 5.10 Chief Financial Officer.  The chief financial officer
shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets,  liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

 The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

 5.11 Representation of Shares of Other Corporations.  The
chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

 5.12 Authority and Duties of Officers.  In addition to the
foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.

ARTICLE VI

RECORDS AND REPORTS

 6.1 Maintenance and Inspection of Records.  The corporation shall, either at its principal executive offices or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

 Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to  inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

 6.2 Inspection by Directors.  Any director shall have the
right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.  The Court of
Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the
Court may deem just and proper.

ARTICLE VII

GENERAL MATTERS

 7.1 Execution of Corporate Contracts and Instruments.  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

 7.2 Stock Certificates; Partly Paid Shares.  The shares of
a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.
Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice president, and by the chief financial officer, the treasurer, or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before  such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

 The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

 7.3 Special Designation on Certificates.  If the
corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

 7.4 Lost Certificates.  The corporation may issue a new
certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

 7.5 Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware
General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

 7.6 Dividends.  The directors of the corporation, subject
to any restrictions contained in the General Corporation Law of Delaware or the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock.  Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

 The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

 7.7 Fiscal Year.  The fiscal year of the corporation shall
be fixed by resolution of the board of directors and may be changed by the board of directors.

 7.8 Seal.  The board of directors may adopt a corporate
seal, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE VIII

AMENDMENTS

 8.1 Amendments.  The bylaws of the corporation may be altered, amended or repealed or new bylaws may be adopted by either the (i) board of directors or (ii) stockholders upon the affirmative vote of the holders of not less than a majority of the total voting power of all issued and outstanding shares of stock in this corporation entitled to vote thereon.